Exhibit 10.2

LEASE AMENDMENT AGREEMENT

Between

FIDIA FARMACEUTICI S.P.A. with registered office in Abano Terme (PD), via

Ponte della Fabbrica 3/A, Italy, V.A.T. No. 00204260285 (hereinafter "Fidia")

and

FIDIA ADVANCED BIOPOLYMERS S.r.l. with registered office in Abano Terme

(PD), via Ponte della Fabbrica 3/B, Italy, V.A.T. No. 03641500289 (hereinafter "FAB")

(hereinafter jointly referred to as the "Parties" and each one as a "Party")

WHEREAS

on December 30, 2009, Fidia and FAB entered into a lease agreement (the "Agreement'') related to the lease of certain Property (as defined in the Agreement);

Fidia and FAB hereby agree as follows:

1)	Definitions included in the Agreement shall have the same meaning in this Lease Amendment Agreement.

2)	With effect as of January 1, 2010, Annex A to the Agreement is replaced by the revised Annex A attached to this Lease Amendment Agreement.

3)	With effect as of January l, 2010, Recital (C) to the Agreement is hereby amended as follows:

"the Lessor is the owner of the premises located at Abano Terme (PD), Via Ponte della Fabbrica 3/A and 3/B, registered with the NCT F.10 mapp. 632 and NCEU F.1 0 mapp. 632, as described by the extract from the Land Registry and maps as per Annex A hereto and identified as follows (the "Property"):

(1)	portion of the building named F2 ("Building F2 – Maps 0008_59 e 0008_02") per mq 380 for warehouse use;

(2)	portion of the building named "Istituto di Ricerca" (LR1 - Maps 0005 e 0006) for mq 1,174 for laboratories and production facility Tissue Tech and for mq 1,398 for office (ground floor and first floor);".

4)	Section 2.1.2 of the Agreement is hereby amended by the addition, immediately after the last sentence, of the following phrase:

"However, in case of early withdrawal from this Agreement, the Lessee shall pay to Fidia the residual pro-rata amount for the amortization of the costs incurred by Fidia for the creation of new laboratories, currently estimated at Euro 37,000, up to the end of the initial term of the Agreement".

"Lessee is not required to restore the new laboratory space back to its original state."

5)	With effect as of January 1, 2010:

a)	the table contained in Section 3.1, is replaced by the following table:

Area	Mq.	Monthly rent/mq (Euro)	Monthly rent (Euro)
Istituto di Ricerca (LR1 - Maps 0005 e 006) - Offices Warehouse ("Building F2 – Map 0008_59")	1,398	14.29	19,977
	373	5.11	1,906
Warehouse (“Building F2 – Map 0008_02”)	7	14.29	100
Istituto di Ricerca (LR1 - Map 0005)- Research Laboratories	655	17.05	11,168
Istituto di Ricerca (LR1 - Map 006)- Production facility Tissue Tech	519	17.05	8,849
Amount	2,952		42,000

and, b) the total rent amount of Euro 34,026 in line 2 of Section 3.1, is replaced by the amount of Euro 42,000.

6)	the Parties have agreed that, by giving written notice to Fidia in the period from June 1, 2010 to July 31, 2010 and with effect from August 31, 2010, FAB may, at its sole discretion, reduce the leased office area.

IN WITNESS WHEREOF, the parties have executed or caused this Lease Amendment Agreement to be executed.

Abano Terme, June 18, 2010

FIDIA FARMACEUTICI S.P.A.

By: /s/ Antonio Germani

Antonio Germani, Chief Executive Officer

FIDIA ADVANCED BIOPOLYMERS S.R.L.

By: /s/ Charles H. Sherwood, Ph.D.

Charles Sherwood, Chairman